Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

by and among

Pershing Square Inc.

and

the other parties hereto

Dated as of [●]

-i-

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is entered into by and among Pershing Square Inc., a Nevada corporation (the “Company”), and each of the persons set forth on Exhibit A hereto under the heading “Stockholder” (each, a “Stockholder”, and collectively, the “Stockholders”).  The signatories to this Agreement are referred to collectively as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company was incorporated in connection with the conversion of Pershing Square Holdco, L.P., a Delaware limited partnership (“PS Holdco”), into the Company (the “Corporate Conversion”) and has filed a registration statement (File No. 333-294165) with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-1 in connection with an initial public offering (the “IPO”) of the Company’s common stock, par value $0.001 per share (“Common Stock”);

WHEREAS, Pershing Square Holdco GP, LLC, a Delaware limited liability company and the sole general partner of PS Holdco prior to the Corporate Conversion (“PS Holdco GP”), owned a general partnership interest in PS Holdco prior to the Corporate Conversion, which was converted into the Special Voting Share (as defined herein) of the Company (and the Special Voting Share is now held by PS Holdco GP Managing Member, LLC, a Delaware limited liability company (“ManagementCo”), following the dissolution of PS Holdco GP in connection with the Corporate Conversion);

WHEREAS, the Stockholders owned limited partnership interests in PS Holdco prior to the Corporate Conversion, which were converted into shares of Common Stock in connection with the Corporate Conversion;

WHEREAS, the Amended and Restated Limited Liability Company Agreement of PS Holdco GP, dated as of May 31, 2024, and the Amended and Restated Agreement of Limited Partnership of PS Holdco, dated as of May 31, 2024, among other things, (i) provided for certain director nomination rights applicable to the Strategic Investors (as defined herein), (ii) provided for certain rights and obligations (e.g., relating to registration rights) applicable to all Stockholders and (iii) contemplated that, in the event of the Corporate Conversion and IPO, such rights and obligations would be continued under separate contract; and

WHEREAS, the Parties desire to enter into this Agreement to continue such rights and obligations and to address certain relationships among the Parties.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.           Definitions.

“Affiliate” means, with respect to any Person, (a) any other Person that, directly or indirectly, through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person or (b) if such Person is a natural Person, such Person’s spouse, parents, children and siblings, whether by blood, adoption or marriage, or any trust or similar entity for the benefit of any of the foregoing Persons.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.  Notwithstanding anything to the contrary herein, no Fund or other client of PSCM or any Affiliate thereof that provides investment advisory services, and no portfolio company of any such Fund or other client, shall be deemed an Affiliate of the Company, PSCM or any Affiliate of PSCM.

“Agreement” has the meaning assigned thereto in the Preamble.

“Board” means the board of directors of the Company.

“Board Slate” has the meaning assigned thereto in Section 2(c).

“Claims” has the meaning assigned thereto in Section 3(h)(i).

“Common Stock” has the meaning assigned thereto in the Recitals.

“Company” has the meaning assigned thereto in the Preamble.

“Company Indemnified Party(ies)” has the meaning assigned thereto in Section 3(h)(ii).

“Confidential Information” means all information, whether written or oral and in whatever form or medium, relating to the Company, its Affiliates or Subsidiaries or their respective business, products, services or affairs, to the extent that such information is not publicly available and was obtained pursuant to, or in connection with the exercise of a Party’s rights and obligations under, this Agreement and/or the transactions contemplated hereby.

“Controlling Person” has the meaning assigned thereto in Section 3(h)(i).

“Corporate Conversion” has the meaning assigned thereto in the Recitals.

“Covered Party” has the meaning assigned thereto in Section 3(h)(iii).

“Demand Investor” has the meaning assigned thereto in Section 3(b).

“Demand Request” has the meaning assigned thereto in Section 3(b).

“Demand Securities” has the meaning assigned thereto in Section 3(b).

“Director(s)” has the meaning assigned thereto in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funds” means any investment vehicle or account for which PSCM or any of its Affiliates provides investment advisory services, and “Fund” means any one of the foregoing.

“Governing Documents” means, collectively, the Articles of Incorporation of the Company, adopted as of [●], as amended from time to time, and the Bylaws of the Company, adopted as of [●], as amended from time to time.

“Governmental Entity” means any (i) nation, region, state, province, county, city, town, village, district or other jurisdiction, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, court or tribunal, or other entity), (iv) multinational organization or body or (v) body entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature or any other self-regulatory organizations.

“IPO” has the meaning assigned thereto in the Recitals.

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, rules, or other requirements with similar effect of any Governmental Entity.

“ManagementCo” has the meaning assigned thereto in the Recitals.

“ManagementCo Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [●], 2026, by and among the Company, ManagementCo, and the other parties thereto.

“Maximum Number” has the meaning assigned thereto in Section 3(c).

“NYSE” means the New York Stock Exchange.

“Orders” means all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Entity.

“Party(ies)” has the meaning assigned thereto in the Preamble.

“Person” means an individual, partnership (general, limited or limited liability), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture or an unincorporated organization.

“Piggyback Investor” has the meaning assigned thereto in Section 3(a).

“Piggyback Request” has the meaning assigned thereto in Section 3(a).

“PSCM” means Pershing Square Capital Management, L.P., a Delaware limited partnership.

“PS Holdco” has the meaning assigned thereto in the Recitals.

“PS Holdco GP” has the meaning assigned thereto in the Recitals.

“PS Partner Group” means Pershing Square Partner Group, LLC, a Delaware limited liability company.

“Registrable Securities” means any equity interest in the Company, including any shares of Common Stock or other equity securities; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been Transferred pursuant to such registration statement, (ii) such Registrable Securities have been Transferred pursuant to Section 4(a)(1), Rule 144 or Rule 145 (or any similar provision then in effect) under the Securities Act, (iii) such Registrable Securities have been Transferred in a private transaction in which the Transferor’s registration rights under this Agreement are not assigned to the Transferee of the Registrable Securities, or (iv) such Registrable Securities may be sold pursuant to Section 4(a)(1), Rule 144 or Rule 145 (or any similar provision then in effect) under the Securities Act, without limitation thereunder on volume or manner of sale.

“SEC” has the meaning assigned thereto in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Indemnified Party(ies)” has the meaning assigned thereto in Section 3(h)(i).

“Selling Expenses” has the meaning assigned thereto in Section 3(f).

“Special Voting Share” has the meaning assigned thereto in the Governing Documents.

“Stockholder(s)” has the meaning assigned thereto in the Preamble

“Strategic Investor(s)” means each Stockholder on Exhibit A under the heading “Strategic Investor”.

“Strategic Investor Nominee” has the meaning assigned thereto in Section 2(b).

“Subsidiary” means, with respect to any Person that is a legal entity, any other Person that is a legal entity of which at least a majority of the outstanding voting securities or other voting equity interests, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such other Person, are owned or controlled, directly or indirectly, by such first Person or one or more of the other Subsidiaries of such first Person or a combination of any of the foregoing.  Notwithstanding anything to the contrary herein, Funds or other clients of PSCM or any Affiliate thereof that provides investment advisory services, and any portfolio companies thereof, will not be deemed a Subsidiary of the Company, PSCM or any Affiliate of PSCM.

“Transfer” means (i) any direct or indirect offer, sale, transfer, assignment, distribution, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of shares of Common Stock, (ii) entry into any contract, option or other arrangement or understanding with respect to any offer, sale, transfer, assignment, distribution, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of shares of Common Stock or any legal, economic or beneficial interest in any shares of Common Stock or (iii) entry into any swap or other agreement, transaction or series of transactions that transfers or purports to transfer to another Person, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, in the case of each of (i) through (iii), whether voluntary or involuntary, by operation of law or otherwise.  The terms “Transferee,” “Transferred,” and other forms of the word “Transfer” shall have correlative meanings.

2.           Board of Directors.

(a)         Immediately following the effective time of the Corporate Conversion, the Board shall have nine (9) members (each, a “Director”, and collectively, the “Directors”), of which at least five (5) shall not be current or former employees of the Company or any Affiliate or Subsidiary thereof.  The Board will initially be comprised of the members set forth on Schedule A.

(b)        Upon the resignation or removal from the Board of Nicholas M. Lamotte, the Company shall nominate for election to the Board, pursuant to Section 2(c), one (1) Director selected by a majority in interest (by shares of Common Stock) of the Strategic Investors (such nominee from time to time, the “Strategic Investor Nominee”); provided that any such selection of a Strategic Investor Nominee shall be evidenced by a writing delivered to the Company that has been executed by Strategic Investors who collectively constitute such a majority in interest of the Strategic Investors and that is otherwise reasonably satisfactory in form and substance to the Company; and provided, further, that the eligibility of any Strategic Investor Nominee to serve as a Director on the Board shall be subject to such person’s completion of customary onboarding procedures and satisfaction of any applicable Director independence requirements (including any applicable NYSE or SEC rules) to the reasonable satisfaction of the Company.

(c)         Subject to applicable Law and any applicable NYSE or SEC rules, the Company and the Board shall (i) include any Strategic Investor Nominee so selected by the Strategic Investors in accordance with Section 2(b) as part of the slate of persons nominated and recommended by the Board (or a committee thereof) for election or re-election to the Board (the “Board Slate”) at the next meeting of stockholders of the Company at which Directors are to be elected, (ii) recommend that stockholders vote in favor of such Strategic Investor Nominee (subject to the fiduciary duties of the Directors then serving on the Board) and take all reasonable action to support the nomination and election of such Strategic Investor Nominee to the Board, including through the solicitation of proxies for such person to the same extent as it does for any other members of the Board Slate, and (iii) not permit the number of persons nominated or recommended by the Board (or a committee thereof) to exceed the number of Directors to be elected at such meeting.  Notwithstanding anything to the contrary herein, the Company and the Board shall not be obligated to include any former Strategic Investor Nominee on the Board Slate for re-election in any subsequent elections of the Board.

3.           Registration Rights.

(a)         Piggyback Registration Rights. If at any time following the first (1st) anniversary of the closing of the IPO the Company proposes to register, for its own account or for the account of ManagementCo, PS Partner Group or any other stockholders of the Company, any Registrable Securities on a registration statement on Form S-1 or S-3 or any successors to such forms under the Securities Act for purposes of a public offering of such Registrable Securities (excluding any such registration statement filed in connection with the IPO or to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), each of the Stockholders shall have the right to include any Registrable Securities owned by such Stockholder in such registration.  The Company shall give prompt (and, in any event, at least twenty (20) business days prior to the filing of a registration statement with respect thereto with the SEC) written notice of any such proposal, including the anticipated filing date with the SEC of such registration statement, the anticipated date that the registration statement will be declared or otherwise become effective, the intended method of distribution of such Registrable Securities and whether the offering is to be underwritten, to the Stockholders as of the date of such notice.  Subject to provisions of Section 3(b), if the Company receives a written request (a “Piggyback Request”) from a Stockholder (in such capacity, a “Piggyback Investor”) within thirty (30) days after the transmittal of such written notice of the proposed public offering, the Company shall use its reasonable best efforts to include in such public offering all of the Registrable Securities requested by the Piggyback Investor to permit the sale of such Registrable Securities pursuant to the intended method or methods of distribution; provided that any participation in such public offering by a Piggyback Investor must be on substantially the same terms as the Company’s, ManagementCo’s, PS Partner Group’s and each other stockholder of the Company’s participation therein, as applicable; and provided, further, that the total number of Registrable Securities to be included in any such public offering may not exceed the Maximum Number, and Registrable Securities must be allocated to give effect to this proviso as provided in Section 3(c).  Each Piggyback Request by a Piggyback Investor must specify the number of Registrable Securities to be included in the registration for such Piggyback Investor.  A Piggyback Investor has the right to withdraw its Piggyback Request by giving written notice to the Company of its election to withdraw such request prior to the effective date of the registration statement filed in connection with such registration (or, as the case may be, prior to the pricing of the applicable offering in the case of an offering registered on Form S-3 or any successors to such forms under the Securities Act).  For clarity, the registration rights under this Section 3(a) shall not apply to the registration by the Company of any Registrable Securities on Form S-4 or Form S-8 or any successors to such forms under the Securities Act.

(b)         Demand Registration Rights. Subject to the provisions of this Section 3(b), if the Company is eligible to file a registration statement on Form S-3 or any successors to such forms under the Securities Act, any Stockholder (in such capacity, a “Demand Investor”) may, at any time following the first (1st) anniversary of the closing of the IPO, require the Company to file a registration statement on such form in respect of Registrable Securities with a value of at least $200 million (based on the then-current share price on the date prior to the delivery of the notice described in this Section 3(b)) in the aggregate at such time by delivering to the Company written notice stating that such right is being exercised, specifying the number of Registrable Securities held by it to be included in such registration statement (the Registrable Securities subject to such request, the “Demand Securities”) and describing the intended method of distribution thereof, which may include an underwritten offering (a “Demand Request”); provided, that each Demand Investor may only make two (2) Demand Requests in any twelve (12) month period pursuant to this Agreement.  Upon receiving a Demand Request, the Company shall (i) promptly (but in any event within three (3) business days) give written notice of the Demand Request to all other holders of Registrable Securities, (ii) file as promptly as reasonably practicable (and no later than forty-five (45) business days after receipt of a Demand Request) a registration statement on the requisite form providing for the registration of the sale of such Demand Securities pursuant to the intended method of distribution and (iii) use its reasonable best efforts to cause such registration statement to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof.  Notwithstanding the foregoing, the Company shall not be obligated to file a registration statement relating to any registration request under this Section 3(b): (x) prior to the expiration or waiver of the applicable lockup period, if any, in respect of a previous underwritten offering; or (y) if, in the good faith judgment of the Board, the Company is in possession of material non-public information the disclosure of which would be materially adverse to the Company and would not otherwise be required under applicable Law, in which case the filing of the registration statement may be delayed until the earlier of the second business day after such conditions shall have ceased to exist and the sixtieth (60th) day after receipt by the Company of the written request from a Demand Investor to register Registrable Securities under this Section 3(b); provided that the number of any such delays shall not exceed two (2) in any twelve (12) month period.  To the extent requested by the managing underwriter for the applicable offering (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company), the Company shall not file a registration statement during the period beginning on the third (3rd) day immediately preceding and ending on the ninetieth (90th) day following the pricing of any such registration.  A Demand Investor has the right to withdraw its Demand Request by giving written notice to the Company of its election to withdraw such request prior to the effective date of the registration statement filed in connection with such registration (or, as the case may be, prior to the pricing of the applicable offering in the case of an offering registered on Form S-3 or any successors to such forms under the Securities Act); however, a withdrawn Demand Request will still count toward the two Demand Request limit in any twelve (12) month period.  Upon receipt of notices from all applicable Demand Investors to such effect, the Company shall cease all efforts to seek effectiveness of the applicable registration statement.

(c)         Allocation of Registrable Securities Included in a Public Offering. If the managing underwriter for any offering to be effected pursuant to this Section 3 (or, if there is none, a nationally recognized investment banking firm acting as financial advisor to the Company) advises the Company in writing that the number of Registrable Securities sought to be included in such offering (including those sought to be offered by the Company and those sought to be offered by any Piggyback Investor) exceeds the maximum number of Registrable Securities whose inclusion in such offering would not be reasonably likely to have an adverse effect on the price, timing or distribution of the Registrable Securities included in such public offering (the “Maximum Number”), the Company shall include in such registration (i) first, one hundred percent (100%) of the Registrable Securities sought to be offered by the Company and the Registrable Securities requested to be included in such registration by the Demand Request (if applicable) and other holders of Registrable Securities who have requested that their Registrable Securities be included (including any Piggyback Investor), allocated pro rata among the Company and such holders on the basis of the number of Registrable Securities initially proposed to be included by the Company and each such holder in such offering, up to the Maximum Number and (ii) second, to the extent the managing underwriter believes additional shares can be sold in the offering, any shares the Company proposes to sell up to the number of shares that, in the opinion of such managing underwriter, can be sold without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).  For purposes of this Section 4(c), references to “Piggyback Investor” shall include any piggyback investor pursuant to the ManagementCo Registration Rights Agreement and references to “Registrable Securities” shall include any securities sought to be offered by such piggyback investor(s) thereunder.

(d)        Further Assurances; Cooperation. In connection with a registration of Registrable Securities pursuant to this Section 3, the Company shall prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement promptly to become and remain effective for the periods specified by the Company, and each Piggyback Investor or Demand Investor, as applicable, shall provide such information to the Company as the Company may reasonably request in connection with such registration for account of such Piggyback Investor or Demand Investor, as applicable, and shall dispose of any such Registrable Securities pursuant to any registration in the manner contemplated thereby, and shall notify the Company in writing if they become aware of any material change or inaccuracy in such information.  In addition, the Company and each Piggyback Investor or Demand Investor, as applicable, shall enter into underwriting or placement agreements with any underwriter or placement agent selling Registrable Securities in the customary form, including representations and warranties, customary “lock-up” provisions, and indemnification and contribution provisions; provided that no Piggyback Investor or Demand Investor, as applicable, that is included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding (i) such holder’s ownership of its Registrable Securities to be sold in such offering, (ii) such holder’s power and authority to effect such Transfer and (iii) such matters pertaining to such holder’s compliance with securities Laws as may be reasonably requested by the managing underwriter(s), or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 3(h) hereof.  The Company and each Piggyback Investor or Demand Investor, as applicable, hereby agree to take such other customary actions reasonably necessary or appropriate to effectuate a registration pursuant to Section 3(a) and Section 3(b) in a timely manner, including, in the case of an underwritten offering, to the extent requested by the applicable managing underwriter(s) for such offering, entering into a customary “lock-up” agreement with the underwriters for such offering on terms no more restrictive than that of any “lock-up” agreement entered into by directors and officers of the Company.

(e)         Suspension. The Company shall be entitled, by providing written notice to the Stockholders, no more than two (2) times in any twelve (12) month period and for a period of time not to exceed 180 days in the aggregate, to (i) suspend the use of any prospectus and registration statement on Form S-1 or S-3 or any successors to such forms under the Securities Act covering any Registrable Securities and (ii) require the Stockholders to suspend any offerings or sales of Registrable Securities, if the Company delivers to the Stockholders a certificate signed by an executive officer certifying that such offering or sale would (x) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its Subsidiaries then under consideration or (y) require the Company to prepare and file such amendments and supplements to the registration statement and prospectus as may be necessary to keep such registration statement effective and in compliance with the provisions of the Securities Act.  Such certificate shall contain a statement of the reasons for such suspension and an approximation of the anticipated length of such suspension.  The Stockholders shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 9.

(f)        Expenses. The expenses of preparation and filing of the prospectus, offer document, registration statement or equivalent document, including one legal counsel for the selling holders of Registrable Securities, and the fees and expenses payable to the underwriters or placement agents customarily paid by the issuers or sellers of securities (other than the Selling Expenses) shall be borne by the Company.  Each Stockholder shall pay the fees and expenses of any counsel separately engaged by such Stockholder and shall bear its respective underwriting discounts, selling commissions and stock transfer taxes associated with a registered sale of the Registrable Securities held by the Stockholders (the “Selling Expenses”).

(g)         Required Reports. The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act, and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

(h)          Indemnification.

(i)
In the event of any registration of any securities of the Company under the Securities Act pursuant to this Section 3, to the fullest extent permitted by applicable Law, the Company will indemnify and hold harmless each holder of Registrable Securities, each Affiliate of such holder and their respective directors and officers, members, managers and general and limited partners (and the directors, officers, employees, affiliates and each Person who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (hereinafter referred to as a “Controlling Person”) of any of the foregoing), and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter (collectively, the “Seller Indemnified Parties”), against all claims, losses, damages and liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing) in respect thereof (“Claims”) and expenses arising out of or based on: (x) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (y) any untrue statement or alleged untrue statement of a material fact contained in a prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (z) any untrue statement or alleged untrue statement of a material fact contained in any issuer free writing prospectus prepared by it or authorized by it in writing for use by such holder (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the Company will reimburse each such Seller Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable out-of-pocket expenses incurred in connection with investigating and defending or settling any such Claim; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or alleged untrue statement or omission or alleged omission by such holder or underwriter but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder and stated to be specifically for use therein; and provided further that the indemnity agreement contained in this Section 3(h) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed).

(ii)
To the fullest extent permitted by applicable Law, each holder of Registrable Securities will, if Registrable Securities held by such holder are included in the registration statement or prospectus, indemnify and hold harmless the Company, all other holders of Registrable Securities or any prospective underwriter, as the case may be, and any of their respective affiliates, directors, officers, members, managers, general and limited partners and Controlling Persons (collectively, the “Company Indemnified Parties”), against all Claims and expenses arising out of or based on: (x) any untrue statement or alleged untrue statement of a material fact contained in a registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, (y) any untrue statement or alleged untrue statement of a material fact contained in a prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, or (z) any untrue statement or alleged untrue statement of a material fact contained in any issuer free writing prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or any omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, and the holder will reimburse each such Company Indemnified Party for any reasonable fees and disbursements of counsel and any other reasonable expenses incurred in connection with investigating and defending or settling any such Claim, in each of the foregoing cases to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, or issuer free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder and stated to be specifically for use therein; provided that the indemnity agreement contained in this Section 3(h) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld or delayed); and provided, further, that the obligation to indemnify pursuant to this Section 3(h)(ii) shall be individual and several, not joint and several, for each participating holder and that the liability of each selling holder of Registrable Securities hereunder shall be limited to the net proceeds (after deducting the Selling Expenses) actually received by such selling holder from the sale of Registrable Securities covered by such registration statement.

(iii)
Promptly after receipt by a Person entitled to indemnification pursuant to this Section 3(h) (a “Covered Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3(h), such Covered Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided that the failure of the Covered Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 3(h), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice.  In case any such action or proceeding is brought against a Covered Party, unless in such Covered Party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such action or proceeding (in which case the Covered Party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any reasonable expenses therefor), the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Covered Party, and after notice from the indemnifying party to such Covered Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Covered Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless (x) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (y) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, or (z) having assumed the defense of such claim or action, the indemnifying party fails to employ reasonably qualified counsel or to pursue the defense of such claim or action in a reasonably vigorous manner.  The indemnifying party shall have no liability for any settlement made by the Covered Party without the consent of the indemnifying party, such consent not to be unreasonably withheld.  No indemnifying party will settle any action or proceeding or consent to the entry of any judgment without the prior written consent of the Covered Party, unless such settlement or judgment (A) includes as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Covered Party from all liability in respect of such action or proceeding and (B) does not involve an admission of wrongdoing, the imposition of equitable remedies, or the imposition of any other obligations on such Covered Party and does not otherwise adversely affect such Covered Party.  A Covered Party may not settle any action or proceeding or the entry of any judgment without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

(iv)
(A) If the indemnification provided for in this Section 3(h) from the indemnifying party is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, a Covered Party hereunder in respect of any Claim or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Covered Party, shall contribute to the amount paid or payable by such Covered Party as a result of such Claim or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Covered Party in connection with the actions which resulted in such Claim or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and Covered Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Covered Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party under this Section 3(h) as a result of the Claim and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any action or proceeding; and (B) the parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3(h)(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3(h).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(v)
The obligations of the parties under this Section 3(h) shall be in addition to any liability which any party may otherwise have to any other party; provided that no party shall be required to indemnify a Covered Party more than once in respect of the same Claims under this Section 3(h).

4.           Term; Termination.

(a)        The rights of the Strategic Investors, and the obligations of the Company and/or the Board, as applicable, to the Strategic Investors, under Section 2 shall terminate on the earlier of (i) such time as the “Investors” (as defined in the Master Transaction Agreement, dated as of May 31, 2024, by and among Pershing Square Holdco, L.P., Pershing Square Holdco GP, LLC, and such Investors) cease to own, collectively in the aggregate, at least 26,666,666 shares of Common Stock (as equitably adjusted for any stock splits, reverse stock splits, stock combinations or similar capital changes of the Company) and (ii) the first (1st) anniversary of the closing of the IPO.

(b)         Subject to Section 4(a), this Agreement shall terminate and be of no further force and effect with respect to any Stockholder at such time that the Stockholder ceases to own any shares of Common Stock; provided, however, that each Party shall retain all rights and claims following such termination with respect to breaches of the covenants and agreements set forth in this Agreement occurring prior to the date of such termination.

5.           Representations and Warranties.

(a)         Each Stockholder represents and warrants to the Company that (i) this Agreement has been duly authorized, executed and delivered by such Stockholder, and is a valid and binding agreement of such Person, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the execution, delivery and performance by such Person of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Person is a party or the organizational documents of such Person.

(b)         The Company represents and warrants to each Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Governing Documents, any applicable Law or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets may be bound.

6.          Notices. Any notice or other communication required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if delivered by prepaid first-class mail, by email or other means of electronic communication or by hand-delivery and addressed as follows:

If to the Company, to:

Pershing Square Inc.
787 Eleventh Ave
New York, New York 10019
Attention: Chief Legal Officer
Email: [redacted]

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:
Scott D. Miller
Ken Li
Email:
[redacted]
[redacted]

If to a Stockholder, to the address and email for such Stockholder indicated in the Company’s records.

7.        Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Stockholder without the prior written consent of the Company; provided, however, that a Stockholder may, without the consent of the Company, assign any of its rights and obligations hereunder to a Transferee that is a controlled Affiliate of such Stockholder upon the Transfer of all or any portion of the shares of Common Stock beneficially owned (directly or indirectly) by such Stockholder in accordance with the terms and provisions of this Agreement, so long as such Transferee, if not already a party to this Agreement, executes and delivers to the Company a joinder to this Agreement.  This Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

8.           Reliance on Counsel and Other Advisors. Each Party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

9.          Confidentiality. Each Stockholder agrees, and agrees to cause its controlled Affiliates, to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information; provided, however, that a Stockholder may disclose Confidential Information (i) to the extent required pursuant to applicable Law (provided, that such Stockholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure, including, without limitation, by obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded the information required to be disclosed), (ii) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or (iii) to any Affiliate, partner, member or equityholder of such Stockholder in the ordinary course of business (provided that such Stockholder informs such Persons that such information is confidential and directs such Persons to maintain the confidentiality of such information).

10.       Governing Law; Venue. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.  EACH OF THE PARTIES HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY MATTER ARISING OUT OF OR IN CONNECTION WITH, THIS AGREEMENT (WHETHER BROUGHT BY ANY PARTY OR ANY OF ITS AFFILIATES OR AGAINST ANY PARTY OR ANY OF ITS AFFILIATES) SHALL BE BROUGHT IN THE STATE AND FEDERAL COURTS OF THE STATE OF NEVADA AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE JURISDICTION OF, AND VENUE IN, SUCH COURTS AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS.

11.       Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including via email or other electronic transmission), it being understood that each party need not sign the same counterpart.

12.         Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions of this Agreement may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor shall any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.  The rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party otherwise may have at law or in equity.

13.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

14.        Entire Agreement. This Agreement constitutes the entire understanding and agreement of the Parties and supersedes any and all prior agreements, undertakings and negotiations (in each case, both oral and written) among the Parties relating to the subject matter hereof.

15.       Parties in Interest; No Third-Party Beneficiaries. Except as otherwise expressly provided herein, nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the Parties and their respective legal representatives, successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement, as a third-party beneficiary or otherwise.  This Agreement may only be enforced against, and any action, proceeding, right or remedy that may be based upon, arise out of or relate to, this Agreement or the negotiation, execution or performance of this Agreement, may only be made against the Persons that are expressly identified as Parties to this Agreement.

16.        Certain Remedies. The Parties agree that irreparable damage would occur in the event that any provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that each of the Parties shall be entitled to an injunction or injunctions (without necessity of proving damages or posting a bond or other security) to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement, in addition to any other applicable remedies at law or equity.

17.        Interpretation; Headings. The Parties hereto have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Unless the context otherwise requires, as used in this Agreement: (i) “or” shall mean “and/or”; (ii) “including” and its variants mean “including, without limitation” and its variants; (iii) words defined in the singular have the parallel meaning in the plural and vice versa; (iv) references to “written” or “in writing” include in visual electronic form; (v) words of one gender shall be construed to apply to each gender; and (vi) the term “Section” refers to the specified Section of this Agreement.

18.        Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTIONS, SUITS, DEMAND LETTERS, JUDICIAL, ADMINISTRATIVE OR REGULATORY PROCEEDINGS, OR HEARINGS, NOTICES OF VIOLATION OR INVESTIGATIONS ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (II) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY.

[Signature Page Follows]

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

PERSHING SQUARE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

STOCKHOLDER

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

SCHEDULE A

Board of Directors

1.	William A. Ackman

2.	Ryan Israel

3.	Halit Coussin

4.	Ben Hakim

5.	Kerry Murphy Healey

6.	Orion Hindawi

7.	Marco Kheirallah

8.	Nicholas M. Lamotte

9.	David Coppel Calvo

EXHIBIT A